Press Release
FOR RELEASE: June 26, 2020

APOGEE ENTERPRISES REPORTS FISCAL 2021 FIRST-QUARTER RESULTS

•Significant COVID-19 related headwinds impact first-quarter results, with revenue down 19 percent from the prior year to $289 million

•First quarter earnings of $0.11 per diluted share and adjusted EPS of $0.15 per diluted share, with the impact of reduced revenue being mitigated by actions to manage costs and capacity

•Effective working capital management drives strong cash flow, well above prior-year level

•New project wins in Architectural Services grow segment backlog to record $685 million

•Strong market position and financial condition provide confidence in long-term outlook

MINNEAPOLIS, MN, June 26, 2020 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced its fiscal 2021 first-quarter results and provided a business update.

“We navigated our way through a very challenging quarter, with several significant COVID-19 related headwinds across our business,” said Joseph F. Puishys, Chief Executive Officer. “Most notably, the Large-Scale Optical segment had a near-complete shutdown of its customers for most of the quarter. Our three Architectural segments continued to operate as essential businesses, but saw several projects temporarily halted or delayed. We also had large numbers of COVID-related absences in our workforce, particularly in the Architectural Glass segment, and added costs as we adapted our operations to promote a healthy workplace environment for our employees. Despite these headwinds, we were able to effectively manage our capacity and costs to deliver positive earnings and strong cash flow.”

Mr. Puishys continued, “Following the end of the first quarter, we are beginning to see signs of improvement in our end markets and the economy and we remain optimistic that our results in the coming quarters will be stronger than the first quarter. Our Large-Scale Optical customers have begun to gradually reopen. In our Architectural segments, we expect project delays and workforce absences to moderate and our strong backlog

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

provides good visibility in the longer lead-time parts of our business. Additionally, we should see increased benefit from our cost reduction actions as we enter the second quarter. Given the uncertainty in our end markets and the economy, at this time we are not providing guidance for fiscal 2021, but will strive to offer more details as the economic situation stabilizes.”

Mr. Puishys concluded, “I want to once again thank the entire Apogee team for their tremendous efforts and recognize the sacrifices they have made to help our company manage through these difficult market conditions. As we move through the rest of the fiscal year, we will remain focused on the health and safety of our employees, continuing to meet our customers’ needs, and ensuring the long-term health of our business.”

Consolidated results
First-quarter revenue was $289.1 million, compared to $355.4 million in the first quarter of fiscal year 2020, reflecting COVID-19 related volume declines in each of the company’s segments. The company had earnings of $0.11 per diluted share, which included $1.4 million of COVID-19 related pre-tax costs. Excluding these costs, adjusted earnings(1) were $0.15 per diluted share, compared to $0.58 per diluted share in the prior year period.

Segment Results

Architectural Framing Systems
Architectural Framing Systems first-quarter revenue was $150.2 million, compared to $180.5 million in the prior year period, reflecting lower volume due to several COVID-19 related project delays and disruptions, particularly in regions with more state and local government restrictions on construction activity. Operating income in the quarter was $7.3 million, with operating margin of 4.9 percent, compared to $12.3 million and 6.8 percent respectively in the prior year quarter, reflecting the lower revenue, partially offset by the impact of cost reduction actions. Segment backlog stands at $423 million, compared to $432 million a quarter ago.

Architectural Glass
Architectural Glass revenue in the first quarter was $76.9 million, compared to $100.3 million in the prior year quarter, in part reflecting expected lower volumes due to project timing, along with COVID-related project delays and significant production disruptions caused by COVID-related workforce absences at its largest facility and the actions taken to mitigate this issue. The segment had an operating loss of $0.5 million and operating margin was (0.6) percent, down from operating income of $6.4 million and margin of 6.4 percent in last year’s first quarter, due to leverage on the lower volume and COVID-19 related costs.

Architectural Services
Architectural Services revenue was $63.6 million in the first quarter, compared to $65.1 million in the prior-year quarter, reflecting COVID-19 related project delays. First-quarter operating income was $5.3 million with operating margin of 8.4 percent, up from $4.6 million and 7.0 percent respectively in the prior-year period, driven by strong project execution, disciplined project selection, and effective cost management. Architectural Services continued to have strong order flow during the quarter, with segment backlog increasing to a record $685 million, up from $660 million last quarter, and up more than 40 percent from $483 million a year ago.

Large-Scale Optical
Large-Scale Optical revenue was $6.3 million, down from $21.3 million in the first quarter last year, as most of the segment’s customers were closed for a large part of the quarter to comply with various state and local government directives. In response to the lower demand, and to comply with state government directives, the segment closed its two primary manufacturing locations for most of the first quarter. These facilities are

(1) Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. See Use and Reconciliation of Non-GAAP Financial Measures in this press release for more information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

expected to resume operations late in the second quarter, as customers reopen. The segment had an operating loss of $3.1 million and operating margin of (49.6) percent, compared to operating income of $4.2 million and margin of 19.6 percent in last year’s first quarter, reflecting the lower volume.

Financial Condition
Net cash provided by operating activities in the first quarter was $24.0 million, up significantly compared to a use of cash of $9.7 million in the prior year period, driven by strong working capital management. Capital expenditures were $8.6 million, down from $11.2 million in last year’s first quarter, as the company began to restrict spending on non-essential capital projects. The company returned $4.9 million to shareholders through dividend payments and repurchased 231,000 shares of stock for $4.7 million, before announcing the temporary suspension of its share repurchase program.

During the quarter, the company reduced its total debt by $7 million, to $211 million, compared to $218 million at the end of fiscal year 2020, and down from $293 million a year ago. As previously announced, the company extended its $150 million term loan during the quarter, moving the maturity to April 2021.

Conference Call Information
The company will host a conference call today at 8:00 a.m. Central Time to discuss its financial results and provide a business update, with remarks from Joseph F. Puishys, Chief Executive Officer, and Nisheet Gupta, the company’s new Chief Financial Officer, who joined the company on June 15th. This call will be webcast and is available in the Investor Relations section of the company’s website at https://www.apog.com/events-and-presentations. The webcast also will be archived for replay on the company’s website.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) delivers distinctive solutions for enclosing commercial buildings and framing art. Headquartered in Minneapolis, MN, we are a leader in architectural products and services, providing architectural glass, aluminum framing systems and installation services for buildings, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Examples of items excluded to arrive at this adjusted measure include: the impact of acquisition-related costs, amortization of short-lived acquired intangibles associated with backlog, restructuring costs, non-cash goodwill and other intangible impairment costs, acquired project-related charges, and COVID-19 related expenditures.
•Backlog represents the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future segment revenue because we have a substantial amount of projects with short lead times that book-and-bill within the same reporting period and are not included in backlog. Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of its financial strength.
•Adjusted EBITDA is equal to the sum of adjusted operating income depreciation and amortization expenses. We believe this metric provides useful information to investors and analysts about the Company's performance because it eliminates the effects of period-to-period changes in taxes, interest expense, and costs associated with capital investments and acquired companies.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Management uses these non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government stay-at-home orders or other similar directives on our future financial results of operations, our future financial condition, and our ability to continue business activities in affected regions; (B) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (C) fluctuations in foreign currency exchange rates; (D) actions of new and existing competitors; (E) ability to effectively utilize and increase production capacity; (F) loss of key personnel and inability to source sufficient labor; (G) product performance, reliability and quality issues; (H) project management and installation issues that could result in losses on individual contracts; (I) changes in consumer and customer preference, or architectural trends and building codes; (J) dependence on a relatively small number of customers in certain business segments; (K) revenue and operating results that could differ from market expectations; (L) self-insurance risk related to a material product liability or other event for which the company is liable; (M) dependence on information technology systems and information security threats; (N) cost of compliance with and changes in environmental regulations; (O) commodity price fluctuations, trade policy impacts, and supply availability; and (P) integration of recent acquisitions and management of acquired contracts. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
(In thousands, except per share amounts)	May 30, 2020	June 1, 2019	% Change
Net sales	$289,095	$355,365	(19)%
Cost of sales	228,844	274,398	(17)%
Gross profit	60,251	80,967	(26)%
Selling, general and administrative expenses	53,782	57,926	(7)%
Operating income	6,469	23,041	(72)%
Interest and other expense, net	2,463	2,611	(6)%
Earnings before income taxes	4,006	20,430	(80)%
Income tax expense	1,130	4,987	(77)%
Net earnings	$2,876	$15,443	(81)%

Earnings per share - basic	$0.11	$0.58	(81)%
Average common shares outstanding	26,168	26,597	(2)%
Earnings per share - diluted	$0.11	$0.58	(81)%
Average common and common equivalent shares outstanding	26,418	26,843	(2)%
Cash dividends per common share	$0.1875	$0.1750	7%

Business Segment Information
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
(In thousands)	May 30, 2020	June 1, 2019	% Change
Sales
Architectural Framing Systems	$150,164	$180,522	(17)%
Architectural Glass	76,911	100,291	(23)%
Architectural Services	63,551	65,147	(2)%
Large-Scale Optical	6,312	21,259	(70)%
Eliminations	(7,843)	(11,854)	(34)%
Total	$289,095	$355,365	(19)%
Operating income (loss)
Architectural Framing Systems	$7,296	$12,273	(41)%
Architectural Glass	(494)	6,399	N/M
Architectural Services	5,343	4,573	17%
Large-Scale Optical	(3,132)	4,177	N/M
Corporate and other	(2,544)	(4,381)	(42)%
Total	$6,469	$23,041	(72)%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	May 30, 2020	February 29, 2020
Assets
Current assets	$330,693	$381,910
Net property, plant and equipment	320,073	324,386
Other assets	420,858	422,695
Total assets	$1,071,624	$1,128,991
Liabilities and shareholders' equity
Current liabilities	$224,130	$271,457
Current debt	155,400	5,400
Long-term debt	55,500	212,500
Other liabilities	132,450	122,856
Shareholders' equity	504,144	516,778
Total liabilities and shareholders' equity	$1,071,624	$1,128,991

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Consolidated Statement of Cash Flows
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
(In thousands)	May 30, 2020	June 1, 2019
Net earnings	$2,876	$15,443
Depreciation and amortization	12,540	11,102
Share-based compensation	1,406	1,618
Other, net	3,246	7,578
Changes in operating assets and liabilities
Receivables	39,650	(16,982)
Inventories	(4,700)	835
Costs and earnings on contracts in excess of billings	7,558	(6,007)
Accounts payable and accrued expenses	(22,334)	(15,317)
Billings in excess of costs and earnings on uncompleted contracts	(17,181)	(1,198)
Refundable and accrued income taxes	2,847	(4,369)
Operating lease liability	(2,781)	(1,517)
Other, net	849	(928)
Net cash provided (used) by operating activities	23,976	(9,742)
Capital expenditures	(8,606)	(11,198)
Other, net	(1,082)	(824)
Net cash used by investing activities	(9,688)	(12,022)
(Payments) borrowings on line of credit	(7,000)	47,500
Repurchase and retirement of common stock	(4,731)	(20,010)
Dividends paid	(4,872)	(4,598)
Other, net	(731)	(1,270)
Net cash (used) provided by financing activities	(17,334)	21,622
Decrease in cash and cash equivalents	(3,046)	(142)
Effect of exchange rates on cash	(270)	(143)
Cash, cash equivalents and restricted cash at beginning of year	14,952	29,241
Cash, cash equivalents and restricted cash at end of year	$11,636	$28,956

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
(In thousands)	May 30, 2020	June 1, 2019
Net earnings	$2,876	$15,443
COVID-19 (1)	1,380	—
Income tax impact on above adjustment	(389)	—
Adjusted net earnings	$3,867	$15,443

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 30, 2020	June 1, 2019
Earnings per diluted common share	$0.11	$0.58
COVID-19 (1)	0.05	—
Income tax impact on above adjustment	(0.01)	—
Adjusted earnings per diluted common share	$0.15	$0.58

(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Adjusted Operating Income and Adjusted Operating Margin

	Thirteen Weeks Ended May 30, 2020
	Corporate	Consolidated
(In thousands)	Operating loss	Operating income	Operating margin
Operating (loss) income	$(2,544)	$6,469	2.2%
COVID-19 (1)	1,380	1,380	0.5%
Adjusted operating (loss) income	$(1,164)	$7,849	2.7%

	Thirteen Weeks Ended June 1, 2019
	Corporate	Consolidated
(In thousands)	Operating loss	Operating income	Operating margin
Operating (loss) income	$(4,381)	$23,041	6.5%

(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

EBITDA and Adjusted EBITDA
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
(In thousands)	May 30, 2020	June 1, 2019
Net earnings	$2,876	$15,443
Income tax expense	1,130	4,987
Interest and other expense, net	2,463	2,611
Depreciation and amortization	12,540	11,102
EBITDA	$19,009	$34,143
COVID-19 (1)	1,380	—
Adjusted EBITDA	$20,389	$34,143

(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com